UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 22, 2008

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2008, the Compensation and Benefits Committee of the Board of Directors of Penn Virginia Corporation (the “Parent Company”), with the assistance of the Compensation and Benefits Committee of the Board of Directors of PVG GP, LLC (the “PVG GP”), which is the general partner of Penn Virginia GP Holdings, L.P. (“PVG”) and an indirect wholly-owned subsidiary of the Parent Company, and the Compensation and Benefits Committee of the Board of Directors of Penn Virginia Resource GP, LLC (the “General Partner”), which is the general partner of Penn Virginia Resource Partners, L.P. (the “Partnership”) and a direct wholly-owned subsidiary of PVG, determined that cash bonuses and long-term compensation payable to executive officers of the General Partner in 2008 relating to their performance in 2007 on behalf of the Partnership are as follows:

Name and Principal Position	Cash Bonus ($)	Long-Term Compensation ($)
A. James Dearlove Chief Executive Officer	209,000(1)	760,000(1)(2)
Frank A. Pici Vice President and Chief Financial Officer	61,600(1)	224,000(1)(2)
Keith D. Horton Co-President and Chief Operating Officer—Coal	185,000	400,000(2)
Ronald K. Page Co-President and Chief Operating Officer—Midstream	170,000	400,000(2)
Nancy M. Snyder Vice President and General Counsel	70,950(1)	264,000(1)(2)

(1)	Messrs. Dearlove and Pici and Ms. Snyder (the “Shared Executives”) devoted professional time to the Parent Company, the Partnership and PVG in 2007. The bonuses and long-term compensation reflected in the chart above include only amounts payable or reimbursable by the Partnership in consideration for services rendered to the Partnership and do not include any amounts payable by the Parent Company to the Shared Executives for services rendered to the Parent Company or PVG. Mr. Dearlove, Mr. Pici and Ms. Snyder devoted approximately 38%, 28% and 33% of his or her professional time to the Partnership in 2007 and, accordingly, the Partnership will be responsible for reimbursing the Parent Company for 38%, 28% and 33% of Mr. Dearlove’s, Mr. Pici’s and Ms. Snyder’s 2007-related bonus and long-term compensation.
(2)	Long-term compensation awards are expressed in dollar values, and the Partnership pays those awards in the form of restricted Partnership units under the General Partner’s Third Amended and Restated Long-Term Incentive Plan. The actual number of restricted Partnership units awarded are based on the New York Stock Exchange closing price of the Partnership’s common units on the dates of grant.

On the same day, the Compensation and Benefits Committee of the Board of Directors of the Parent Company, with the assistance of the Compensation and Benefits Committee of the Board of Directors of the PVG GP and the Compensation and Benefits Committee of the General Partner, determined that base salaries payable to executive officers of the General Partner in 2008 are as follows:

Name and Principal Position	2008 Salary ($)
A. James Dearlove Chief Executive Officer	(1)
Frank A. Pici Vice President and Chief Financial Officer	(1)
Keith D. Horton Co-President and Chief Operating Officer—Coal	280,000
Ronald K. Page Co-President and Chief Operating Officer—Midstream	260,000
Nancy M. Snyder Vice President and General Counsel	(1)

(1)	The total salaries payable to Mr. Dearlove, Mr. Pici and Ms. Snyder in 2008 are $450,000, $275,000 and $265,000. It is expected that Messrs. Dearlove and Pici and Ms. Snyder will devote some portion of their professional time to each of the Parent Company, the Partnership and PVG in 2008. The Partnership is responsible for reimbursing the Parent Company for only that portion of each such executive officer’s salary related to the services he or she performs for the Partnership in 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2008

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC,
its general partner

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Vice President and General Counsel